UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

MESA AIR GROUP, INC.

(Exact Name of Registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 685-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Line of Credit

Mesa Air Group, Inc.’s (the “Company”) wholly owned subsidiaries, Mesa Airlines, Inc. (“Mesa”) and Mesa Air Group Airline Inventory Management, L.L.C. (“Mesa Inventory Management” and, together with Mesa, the “Borrowers”), previously entered into a Second Amended and Restated Credit and Guaranty Agreement dated as of June 30, 2022 (as amended by Amendment No. 1 to Second Amended and Restated Credit and Guaranty Agreement, dated as of December 27, 2022, and by Amendment No. 2 to Second Amended and Restated Credit and Guaranty Agreement, dated as of January 27, 2023, the “Existing Credit Agreement”), with Wilmington Trust, National Association (“WTNA”) (as successor to CIT Bank, a division of First-Citizens Bank & Trust Company), in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), WTNA (as successor to First-Citizens Bank & Trust Company (as successor by merger to CIT Bank, N.A.)), as collateral agent (in such capacity, the “Collateral Agent”) and the lenders from time to time party thereto (the “Lenders”), which is guaranteed by the Company. As previously reported, United Airlines, Inc. (“United”) purchased and assumed all of CIT Bank’s rights and obligations under the Existing Credit Agreement pursuant to a separate Assignment and Assumption Agreement and in connection with entering into the Third Amended and Restated Capacity Purchase Agreement with United, dated as of December 27, 2022.

On September 6, 2023, the Borrowers, the Company, the Administrative Agent, the Collateral Agent and the Lenders amended the Existing Facility pursuant to an Amendment No. 3 to Second Amended and Restated Credit and Guaranty Agreement (the “Amendment”) which, among other things, amends the Existing Credit Agreement (the Existing Credit Agreement, as amended by the Amendment, the “Amended Credit Facility”) to (i) permit the Borrowers to re-draw approximately $7.9 million of the Effective Date Bridge Loan (as defined in the Amended Credit Agreement) previously repaid; (ii) increase the amount of Revolving Commitments (as defined in the Amended Credit Facility) from $30.7 million to $50.7 million, in each case, plus the original principal amount of the Effective Date Bridge Loan and subject to the Borrowing Base (as defined in the Amended Credit Facility); and (iii) amend the calculation of the Borrowing Base. Amounts borrowed under this facility bear interest at 3.50% for Base Rate Loans and 4.50% per annum for Term SOFR Loans (as each term is defined in the Amended Credit Facility). Amounts borrowed under the Amended Credit Facility are secured by a collateral pool consisting of a combination of expendable parts, rotable parts and engines, a pledge of certain of the Company’s bank accounts and a pledge of the Company’s stock in certain aviation companies. The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which we expect to file as an exhibit to our Annual Report on Form 10-K for the fiscal year ending September 30, 2023, subject to any applicable requests for confidential treatment with respect to certain portions of such agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Air Group, Inc.

Date: September 11, 2023	By:	/s/ Brian S. Gillman
Brian S. Gillman
Executive Vice President and General Counsel